SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 11, 2014

Confederate Motors, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52500	26-4182621
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3029 2nd Avenue South, Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (205) 324-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02     Unregistered Sales of Equity Securities.

On February 6, 2014, the board of directors of Confederate Motors, Inc. (the “Company”) approved the consulting agreement dated October 22, 2013 (the “Consulting Agreement”) with Rhiti Sports Management Limited (“Rhiti”) and the issuance of 1,765,588 shares of Common Stock to Rhiti (the “Rhiti Shares”); 882,794 of which were issued upon this approval by the board and the remaining 882,792 of which are to be issued upon receipt of the full subscription amount (as disclosed below) from Optimum Solution Pte. Ltd. (“Optimum”).

On June 11, 2014, the Company received $250,000 pursuant to the subscription agreement dated December 24, 2013 (the “Subscription Agreement”) with Optimum, which transaction was disclosed by the Company in its reports on Form 8-K filed on January 6, 2014 and February 27, 2014, respectively, with the Securities and Exchange Commission (the “Commission”).  Following receipt of these funds, the Company issued to Optimum 1,558,603 shares of its Common Stock (the “Optimum Shares”) of the 6,234,412 shares to be sold pursuant to the Subscription Agreement (3,117,206 shares were issued on January 27, 2014).  The balance of the shares to be issued to Optimum (1,558,603 shares) is pending the receipt of the remaining $250,000 of subscription funds.  The $20,000 received by the Company from an affiliate of Optimum, as disclosed in the report on 8-K filed on February 27, 2014 with the Commission, has not been returned.  Upon receipt of the remaining $250,000, the Company has agreed to furnish an irrevocable proxy from H. Matthew Chambers to vote his shares for the election of Optimum’s nominee and Optimum has agreed to furnish to the Company an irrevocable proxy to Mr. Chambers to elect the remaining slate of directors.

The sales of the Rhiti Shares and the Optimum Shares were made pursuant to Regulation S promulgated by the Commission under the Securities Act of 1933, as amended. The offers and sales of the Rhiti Shares and the Optimum Shares were made in off-shore transactions as defined in Regulation S and there were no directed selling efforts made in the U.S. by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Applicable offering restrictions were also implemented by the Company in compliance with Rule 903(b)(3) of Regulation S.  Rhiti and Optimum also agreed to conform to the restrictions on resale of the securities contained in Regulation S. No selling commissions were paid pursuant to the sale of the Rhiti Shares or the Optimum Shares.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On March 30, 2014, the Board of Directors appointed Arun Pandey to serve as a class I director of the Company (subject to his acceptance) and, on July 11, 2014, Mr. Pandey accepted the appointment.  The term of Mr. Pandey’s appointment is until the next annual meeting of shareholders or until his successor is duly elected and qualified.  At this time, there are no plans to appoint Mr. Pandey to any committees.  Mr. Pandey does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

In addition, pursuant to the Consulting Agreement, Rhiti received 882,794 shares and the remaining 882,792 shares are to be issued upon receipt of the full subscription amount (as disclosed above) from Optimum.  Mr. Pandey is a director of Rhiti and is also the controlling shareholder of Rhiti’s parent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Confederate Motors, Inc.

Date: July 17, 2014	By:	/s/ H. Matthew Chambers
H. Matthew Chambers, CEO